Exhibit 23.2

AVITAS, Inc. World Headquarters
14520 Avion Parkway, Suite 300
Chantilly, Virginia 20151 USA
Phone: 703.476.2300
Fax: 703.860.5855
www.avitas.com

November 20, 2013

Ms. Carol H. Forsyte

Executive Vice President and General Counsel

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

Re:                             Written Consent to Preliminary Offering Memorandum and

Offering Memorandum of Air Lease Corporation

Dear Ms. Forsyte:

We hereby consent to (i) the use by Air Lease Corporation (the “Company”) of the information attributed to our firm in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (ii) the incorporation by reference of such information into one or more of the Company’s registration statements on Form S-3 and related prospectus supplements and on Form S-8 and (iii) the reference to our firm under the heading “Experts” in any such registration statements or prospectus supplements.

Sincerely,

/s/ JOHN W. VITALE
John W. Vitale
President & CEO